SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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WATCHGUARD TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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May 5, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of WatchGuard Technologies, Inc., which will be held on Thursday, June 5, 2003, at 9:00 a.m., local time, at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington.

At the annual meeting, you will be asked to elect two Class 3 directors to our board of directors, to reapprove our 1996 Stock Incentive Compensation Plan, as amended and restated solely to impose limits on the number of shares that may be granted under the plan to any single employee in any single fiscal year, and to transact any other business properly presented at the annual meeting. You also will have the opportunity to hear what has happened in our business in the past year and to ask questions.

WatchGuard’s board of directors recommends that you vote “for” election of the nominees for director and “for” reapproval of our 1996 Stock Incentive Compensation Plan, as amended and restated.

Whether or not you plan to attend the annual meeting, you should carefully read the enclosed proxy statement. Then please mark your votes on the enclosed proxy card, sign and date the proxy card and return it in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give on your proxy card. If you attend the annual meeting, you may vote in person if you wish, even if you previously returned your proxy card. Your vote is important, so please return your proxy card promptly.

Sincerely,

James A. Cady

President and Chief Executive Officer

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

WATCHGUARD TECHNOLOGIES, INC.

505 Fifth Avenue South, Suite 500

Seattle, Washington 98104

Notice of the 2003 Annual Meeting of Stockholders

to be held June 5, 2003

TO THE STOCKHOLDERS OF WATCHGUARD TECHNOLOGIES, INC.:

We will hold the 2003 Annual Meeting of Stockholders of WatchGuard Technologies, Inc. on Thursday, June 5, 2003, at 9:00 a.m., local time, at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington, for the following purposes:

1.	To elect to our board of directors two Class 3 directors, each to hold office until the third annual meeting of stockholders following his or her election and until his or her successor is elected and qualified;

2.	To reapprove WatchGuard’s 1996 Stock Incentive Compensation Plan, as amended and restated solely to impose limits on the number of shares that may be granted under the plan to any single employee in any single fiscal year; and

3.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

These proposals are more fully described in the accompanying proxy statement. At the annual meeting, we will also report on our 2002 business results and other matters of interest to our stockholders.

The board of directors recommends that you vote “for” election of the nominees for director and “for” reapproval of the 1996 Stock Incentive Compensation Plan, as amended and restated.

The board of directors has fixed the close of business on April 8, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

You are cordially invited to attend the annual meeting. To ensure your representation at the annual meeting, however, you should complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible. Your stock will be voted in accordance with the instructions you give on your proxy card. You may revoke your proxy at any time before it is voted by signing and returning a proxy for the same shares bearing a later date, by filing a written revocation with the secretary of WatchGuard or by attending and voting in person at the annual meeting.

Please note that attendance at the annual meeting will be limited to stockholders of record (or their authorized representatives) and invited guests of WatchGuard. Beneficial owners of shares held by a broker or nominee must present proof of stock ownership to attend the annual meeting.

The approximate date of mailing this proxy statement and the accompanying proxy card is May 5, 2003.

By order of the board of directors,

Steven N. Moore

Secretary

Seattle, Washington

May 5, 2003

WATCHGUARD TECHNOLOGIES, INC.

PROXY STATEMENT

This proxy statement is being furnished to the holders of common stock of WatchGuard Technologies, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at the 2003 annual meeting of stockholders and at any adjournments or postponements of the annual meeting. We will hold the annual meeting on Thursday, June 5, 2003, at 9:00 a.m., local time, at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington. The approximate date of mailing this proxy statement and accompanying proxy card is May 5, 2003.

Matters to Be Considered at the Annual Meeting

At the annual meeting, our stockholders of record as of the close of business on April 8, 2003 will consider and vote on the following proposals:

(1)	election to our board of directors of two Class 3 directors, each to hold office until the third annual meeting of stockholders following his or her election and until his or her successor is elected and qualified;

(2)	reapproval of WatchGuard’s 1996 Stock Incentive Compensation Plan, as amended and restated solely to impose limits on the number of shares that may be granted under the plan to any single employee in any single fiscal year; and

(3)	such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

Our board of directors recommends that our stockholders vote “for” election of the nominees for director and “for” reapproval of the 1996 Stock Incentive Compensation Plan, as amended and restated.

Record Date; Outstanding Shares Entitled to Vote

Only those stockholders of record who owned our common stock at the close of business on the record date, April 8, 2003, are entitled to notice of and to vote at the annual meeting. As of the record date, 32,833,352 shares of our common stock were issued and outstanding.

Quorum; Voting

The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote constitutes a quorum for the transaction of business at the annual meeting.

We have one class of voting securities outstanding, which is designated as common stock, and each share of common stock is entitled to one vote. The directors elected at the annual meeting will be the two candidates receiving the greatest number of affirmative votes cast, in person or by proxy, at the annual meeting. Holders of common stock are not entitled to cumulate votes in electing directors. The affirmative vote of the holders of shares representing a majority of the votes present, in person or by proxy, and entitled to vote at the annual meeting is required to reapprove the Plan.

Any broker, bank, nominee, fiduciary or other custodian which holds shares of our common stock for the account of a customer who is the beneficial owner of those shares, and which does not receive specific instructions from the customer on how to vote, has the power to vote those shares at its discretion in the election of directors, for reapproval of the Plan and for other routine matters for which it has not received voting instructions. Custodians do not have discretionary voting authority, however, with respect to nonroutine matters.

A “broker nonvote” occurs when the custodian indicates on the proxy card that it may not vote, or give a proxy to vote, a customer’s shares because the customer did not provide voting instructions with respect to a nonroutine matter. An abstention occurs when a stockholder affirmatively instructs the vote to be withheld (by checking the “abstain” or “withhold authority to vote” box on the proxy card) or when a stockholder who has not given a proxy is present at the meeting but does not cast a ballot.

Shares subject to abstentions and broker nonvotes are considered to be present at the annual meeting, and are therefore counted toward establishing the presence of a quorum. In the election of directors, abstentions will result in the nominees receiving fewer votes but will have no effect because the outcome is determined by a plurality of the votes cast. With respect to the proposal to reapprove the Plan, however, abstentions will have the same effect as votes against reapproval of the Plan. Because custodians will have discretionary voting authority with respect to election of directors and reapproval of the Plan, there will be no broker nonvotes with respect to those matters.

Proxies

Shares of common stock represented by properly executed proxy cards that we receive at or before the annual meeting and that have not been revoked will be voted at the annual meeting in accordance with the instructions given on the proxy cards. Shares of common stock represented by properly executed proxy cards for which no instruction is given will be voted in accordance with the board’s recommendations. We are not aware, as of the date of this proxy statement, of any matter to be voted on at the annual meeting other than those described in this proxy statement and accompanying notice of annual meeting of stockholders. If any other matters are properly brought before the annual meeting, however, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares in their best judgment.

To ensure that your shares are voted, please complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided. You may revoke your proxy by:

•	submitting a later-dated proxy for the same shares at any time before the vote on the proposal;

•	delivering written notice of revocation to the secretary of WatchGuard at any time before the vote; or

•	attending the annual meeting and voting in person. Merely attending the annual meeting will not in and of itself revoke a proxy.

If the annual meeting is adjourned or postponed for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

Proxy Solicitation

The enclosed proxy is solicited on behalf of our board of directors. We will bear the cost of soliciting proxies from our stockholders. Our directors, officers, employees and agents may solicit proxies by mail, telephone, e-mail, facsimile, in person or otherwise. We have retained a proxy solicitation firm, Mellon Investor Services LLC, to aid us in our solicitation process. We will pay that firm a fee of $2,000, plus reasonable expenses, for such assistance. We will not additionally compensate our directors, officers and employees for their solicitation but will reimburse them for out-of-pocket expenses they incur. In addition, we will reimburse persons who hold our common stock of record but not beneficially, such as brokerage firms, nominees, fiduciaries and other custodians, for the reasonable expenses they incur in forwarding proxy materials to, and requesting authority for the exercise of proxies from, the beneficial owners for whom they hold our common stock.

PROPOSAL ONE

ELECTION OF DIRECTORS

The board of directors recommends that you vote “for” election of the nominees to the board of directors.

Our restated bylaws provide that our board of directors shall be composed of not less than five or more than nine directors, each of whom is placed into one of three classes, as nearly equal in number as possible. We currently have nine directors. Each director elected to the board generally holds office for a three-year term and until his or her successor is elected and qualified. If, however, a director resigns from the board before the expiration of his or her term, the director elected or appointed to fill the resulting vacancy may be designated to a class such that he or she initially is elected to a shorter term.

The current members of our board of directors are James A. Cady, Michael R. Hallman, Ellen M. Hancock, Michael R. Kourey, Richard A. LeFaivre, Ph.D., Steven N. Moore, William J. Schroeder, John J. Todd and Charles P. Waite, Jr. The terms of Ms. Hancock and Messrs. Moore and Waite expire at the 2003 annual meeting, and Mr. Waite will not be standing for re-election. After the annual meeting, we will reduce the size of the board to eight directors.

At the annual meeting, our stockholders will elect two Class 3 directors, each to serve for a three-year term and until his or her successor is elected and qualified. The board has nominated Ms. Hancock and Mr. Moore for election as Class 3 directors. Information is provided below with respect to these nominees and our continuing directors. Unless they receive contrary instructions, the persons named as proxies on the enclosed proxy card intend to cast votes represented by properly executed proxy cards for the election of the nominees for director. If either nominee should become unavailable for any reason, the persons named as proxies intend to cast votes for the election of a substitute nominee designated by the board. The board has no reason to believe that either nominee will be unable to serve if elected.

If a quorum is present, the two nominees receiving the highest number of votes will be elected to serve as Class 3 directors. Abstentions and broker nonvotes will have no effect on the election of directors.

Nominees for Director

Class 3 — Terms Expire in 2006

Ellen M. Hancock, 60, has served as a director of WatchGuard since April 2003. She served as chairman of the board of Exodus Communications, a complex Internet hosting company that filed for bankruptcy protection in October 2001 and was acquired by Cable & Wireless plc in February 2002, from June 2000 to September 2001, as chief executive officer from September 1998 to September 2001 and as president from March 1998 to June 2000. From July 1996 to July 1997, she served as executive vice president of research and development and chief technology officer of Apple Computer, Inc. From September 1995 to May 1996, she served as executive vice president and chief operating officer of National Semiconductor Corporation. From September 1966 to January 1995, she served in various staff and line executive positions at IBM Corporation, most recently as senior vice president and group executive responsible for the networking hardware, networking software and software solutions divisions. She was also a member of the IBM corporate executive committee and the IBM Worldwide Management Council. Ms. Hancock serves as a director of Colgate-Palmolive Company and Aetna Inc., as a member of the board of trustees of Marist College and Santa Clara University, and as a member of the Council on Foreign Relations, the Committee of 200 (Women Executives) and the Pacific Council of International Policy. She previously served on the boards of the American Electronics Association and the Silicon Valley Manufacturing Group and as a member of the U.S. Advisory Board of NTT DoCoMo. Ms. Hancock holds a B.S. in mathematics from the College of New Rochelle, an M.A. in mathematics from Fordham University, and an honorary Doctorate of Humane Letters from the State University of Western Connecticut.

Steven N. Moore, 45, cofounded WatchGuard in February 1996. Mr. Moore has served as executive vice president of strategic operations of WatchGuard since October 2000 and as secretary and a director since inception. Mr. Moore served as chief financial officer and treasurer of WatchGuard from inception to October 2000, as executive vice president of finance from March 1999 to October 2000 and as vice president of finance and operations from inception to March 1999. From September 1993 to September 1995, he served as director of finance of Legent Corporation. Mr. Moore holds a B.S. in finance from Central Washington University.

Continuing Directors

Class 1 — Terms Expire in 2004

Michael R. Hallman, 56, has served as a director of WatchGuard since November 2000. Mr. Hallman founded The Hallman Group, a management consulting firm, in October 1992 and has served as its president since inception. From February 1990 to March 1992, he was president and chief operating officer of Microsoft Corporation. Mr. Hallman serves as a director of In Focus Corporation, Intuit, Inc., Network Appliance, Inc., Digital Insight Corporation and two subsidiaries of Fujitsu Ltd., and as a trustee of the Seattle Museum of Flight. He also serves on the visiting committee of the University of Michigan Business School. Mr. Hallman holds a B.B.A. and an M.B.A. from the University of Michigan.

Richard A. LeFaivre, Ph.D., 56, has served as a director of WatchGuard since April 2003. Since August 2002, Dr. LeFaivre has served as executive director of the William J. von Liebig Center for Entrepreneurism and Technology Advancement at the University of California, San Diego’s Jacobs School of Engineering, which is focused on the effective commercialization of university-developed technology. He has served as a partner of the Zazi Forum LLC, a consulting services firm he founded, since November 2002, and as managing partner and chief technology officer of IdeaEdge Ventures LLC, a venture development management firm, since January 2000. From April 1999 to January 2000, he served as vice president of research and development and chief technology officer of Amiga, a subsidiary of Gateway, Inc. focused on the Internet appliance space. From May 1997 to April 1999, he served as senior vice president of research and development and chief technology officer of Borland Software Corporation, an enterprise software company. He served as vice president of the Advanced Technology Group of Apple Computer, Inc. from March 1993 to June 1995 and from December 1996 to May 1997, and as director of software technologies from March 1991 to March 1993. Dr. LeFaivre has served on a number of industry and academic advisory boards, including the Council of Chief Technology Officers of the Computer Systems Policy Project, the Information Technology Industry Council, the Software Patent Institute (founder), the Computer Science Research Network, and the IEEE Technical Committee on Machine Intelligence and Pattern Analysis. In addition, he has published extensively in the computer science literature and has testified before the U.S. Congress on matters of technology policy. Dr. LeFaivre holds an A.B. in mathematics from the University of Missouri, an M.S. in computer science from the University of Wisconsin and a Ph.D. in computer science from the University of Wisconsin.

William J. Schroeder, 58, has served as a director of WatchGuard since April 2002. Mr. Schroeder has served as president and chief executive officer of Vormetric, Inc., an enterprise storage security company, since February 2002 and as a director of Vormetric since November 2001. From January 2001 to February 2002, he served as a consultant to various technology companies. From February 2000 to December 2000, he served as president and chief executive officer of Cyber IQ Systems, Inc., an Internet web switch and cryptographic appliance company that filed for bankruptcy protection in March 2001. From May 1994 to September 1999, he served as president and chief executive officer of Diamond Multimedia Systems, Inc., an internet multimedia company that was acquired by SONICblue, Incorporated. He serves as a director of CNF Inc. and two private companies. Mr. Schroeder holds a B.E.E. and an M.S.E.E. from Marquette University and an M.B.A. from Harvard University.

Class 2 — Terms Expire in 2005

James A. Cady, 43, has served as president of WatchGuard since July 2001, as a director since October 2001, as chief executive officer since November 2001 and as chairman of the board since October 2002. Mr. Cady served as chief operating officer of WatchGuard from July 2001 to November 2001. From March 1998 to June 2001, he served as president of Rio, a division of SONICblue, Incorporated, a consumer electronics company that filed for bankruptcy protection in March 2003, and from September 1995 to March 1998, he served as president and general manager of the communications division of Diamond Multimedia Systems, which was acquired by SONICblue. Mr. Cady holds a B.S. in marketing from Portland State University.

Michael R. Kourey, 43, has served as a director of WatchGuard since April 2003. He has served as senior vice president, finance and administration and a director of Polycom, Inc., a communication tools and network access company, since January 1999, as chief financial officer since January 1995 and as secretary since June 1993. He served as vice president, finance and administration of Polycom from July 1991 to January 1995 and as treasurer from June 1993 to March 1997. He serves as a director of 2Wire, Inc. and as a member of the advisory board of the business school at Santa Clara University. Mr. Kourey holds a B.S. in managerial economics from the University of California, Davis and an M.B.A. from Santa Clara University.

John J. Todd, 42, has served as a director of WatchGuard since April 2002 and as lead director since October 2002. Mr. Todd is currently working with several startup companies. He served as executive vice president and chief operations officer of SONICblue, Incorporated, a consumer electronics company that filed for bankruptcy protection in March 2003, from May 2001 to May 2002 and as its chief financial officer from May 2001 to January 2002. From September 1998 to January 2001, he served as chief financial officer of Gateway, Inc., a computer company, and from April 1997 to September 1998, he served as chief financial officer of Allied Signal, an aerospace company that recently merged with Honeywell. He serves as a director of Quizno’s Subs and a private company. Mr. Todd holds a B.S. in business administration from Longwood College and an M.B.A. from William and Mary University.

Director Compensation

On January 1, 2003, we implemented a program to compensate our nonemployee directors with option grants and cash compensation for their service as directors or as members of committees of the board of directors. Under the program, each nonemployee director receives an initial grant of a nonqualified stock option to purchase 40,000 shares of common stock when he or she joins the board of directors. Immediately following each annual meeting of stockholders after the calendar year in which a nonemployee director joins the board, the nonemployee director receives an additional nonqualified stock option to purchase 10,000 shares of common stock. Each option is granted at the fair market value on the date of grant. All option grants to nonemployee directors are made under our 1996 Stock Incentive Compensation Plan. Each initial grant vests over three years at a rate of approximately 2.8% per month, and each annual grant vests over one year at a rate of approximately 8.3% per month. In addition, each nonemployee director receives an annual service fee of $15,000, payable quarterly, and board meeting fees of $1,000 for each meeting attended that is not exclusively telephonic and $250 for each meeting attended that is exclusively telephonic. The chairman of the board (if he or she is a nonemployee director) and the lead director are entitled to an additional annual service fee of $10,000.

Each nonemployee director who serves on a committee of the board of directors other than the audit committee receives committee meeting fees of $500 for each committee meeting attended that is not exclusively telephonic and $250 for each committee meeting attended that is exclusively telephonic. Each nonemployee director who serves on the audit committee receives committee meeting fees of $1,000 for each committee meeting attended that is not exclusively telephonic and $250 for each committee meeting attended that is exclusively telephonic. The chairman of any committee is entitled to a committee meeting fee equal to twice the standard committee meeting fee for each committee meeting attended. In addition, we reimburse our nonemployee directors for reasonable expenses they incur in attending board or committee meetings.

We do not compensate our directors who are employees of WatchGuard for their service as directors or as members of committees of the board of directors, but we do reimburse them for reasonable expenses they incur in attending board or committee meetings.

In February 2002, we granted an option to purchase 40,000 shares of common stock at an exercise price of approximately $6.13 per share to Mr. Hallman, in exchange for an option cancelled in August 2001 under our option exchange program. In June 2002, we granted Mr. Hallman an option to purchase 10,000 shares of common stock at an exercise price of approximately $4.90 per share. In April 2002, we granted an option to purchase 40,000 shares of common stock at an exercise price of $5.43 to each of Messrs. Schroeder and Todd, at the time they joined our board of directors. In June 2002, we granted an option to purchase 10,000 shares of common stock at an exercise price of approximately $4.90 per share to Mr. Waite. In April 2003, we granted an option to purchase 40,000 shares of common stock at an exercise price of approximately $6.02 to each of Ms. Hancock, Mr. Kourey and Dr. LeFaivre, at the time they joined our board of directors.

Committees of the Board and Meetings

During 2002, there were eight meetings of the board of directors. The board has an audit committee, a compensation committee and a nominating committee. The functions performed by each of the committees are summarized below. Each of our directors attended 75% or more of the meetings of the board and of the meetings of the committees on which he served.

Audit Committee

The current members of the audit committee are Messrs. Hallman, Todd (chairman) and Waite. After the annual meeting, we will appoint a nonemployee director to replace Mr. Waite on the audit committee. Each of the audit committee members is an “independent director,” as defined by the applicable rules of the Nasdaq National Market. The audit committee operates under a written charter adopted by the board of directors. Under this charter, the audit committee

•	oversees our corporate financial reporting process, internal accounting controls, audit plans and results and financial reports;

•	makes recommendations to the board of directors regarding the selection of our independent auditors; and

•	reviews the results and scope of the audit and other services provided by our independent auditors.

We are evaluating new and proposed laws, rules and regulations in the area of corporate governance, including the Sarbanes-Oxley Act of 2002, the final and proposed regulations of the Securities and Exchange Commission, or SEC, and the proposed listing standards of the Nasdaq National Market. We will implement changes to our corporate governance practices as necessary to comply with the new rules as they are adopted and become effective. For example, the audit committee is engaged in reviewing, discussing and revising its charter in light of the enhanced responsibilities of and membership requirements for public company audit committees under the SEC’s new rules and Nasdaq’s proposed rules. The audit committee expects to recommend a revised charter to our board of directors for approval in 2003, after the SEC and Nasdaq have adopted final rules.

The audit committee met four times in 2002. The report of the audit committee is set forth on page 18 of this proxy statement.

Compensation Committee

The current members of the compensation committee are Messrs. Schroeder (chairman) and Waite. After the annual meeting, we will appoint a nonemployee director to replace Mr. Waite on the audit committee. The compensation committee

•	reviews and approves the compensation and benefits for our executive officers;

•	grants stock options to officers and nonemployees under our stock option plans;

•	administers our stock option plans and employee stock purchase plan; and

•	makes recommendations to the board of directors regarding these matters.

We are reviewing Nasdaq’s proposed rules and current industry “best practices” regarding public company compensation committees. The compensation committee expects to recommend a charter to our board of directors for approval in 2003, after Nasdaq has adopted final rules.

The compensation committee met once in 2002. The report of the compensation committee is set forth beginning on page 16 of this proxy statement.

Nominating Committee

In September 2002, the board of directors established a nominating committee. The current members of the nominating committee are Messrs. Schroeder, Todd and Waite. At the adjournment of the annual meeting, Mr. Waite will resign from the nominating committee. The nominating committee did not meet in 2002.

We are reviewing Nasdaq’s proposed rules and current industry “best practices” regarding public company nominating and corporate governance committees. The nominating committee expects to recommend a charter to our board of directors for approval in 2003, after Nasdaq has adopted final rules.

Under our bylaws, stockholders may nominate persons for election as directors by providing written notice to the secretary of WatchGuard. With respect to an annual meeting of stockholders, we must receive notice of director nominees not fewer than 60 or more than 90 days prior to the annual meeting. With respect to a special meeting of stockholders, we must receive notice of director nominees no later than the seventh business day following the date on which notice of the special meeting is first given to stockholders.

Compensation Committee Interlocks and Insider Participation

No current member of the compensation committee is an officer or employee of WatchGuard. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

PROPOSAL TWO

REAPPROVAL OF WATCHGUARD TECHNOLOGIES, INC.

1996 STOCK INCENTIVE COMPENSATION PLAN,

AS AMENDED AND RESTATED

The board of directors recommends a vote “for” reapproval of the

1996 Stock Incentive Compensation Plan, as amended and restated.

General

Our 1996 Stock Incentive Compensation Plan, or the Plan, was adopted by our board of directors on March 7, 1996 and approved by our stockholders on March 7, 1996. The Plan was amended by our board of directors on September 27, 1996, March 30, 1997, May 7, 1997 and May 15, 1997 and amended and restated on May 26, 1999. The Plan provides for the grant to employees (including officers and employee directors) of WatchGuard and our subsidiaries of incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, and the grant to employees, directors, officers, consultants, agents, advisors and independent contractors of WatchGuard and our subsidiaries of nonstatutory stock options, or NSOs, and stock awards. As of April 1, 2003, 2,769,626 shares of our common stock were available for grant under the Plan. In addition, the Plan provides for annual increases in the number of shares of common stock available for issuance under the Plan equal to the least of (i) 750,000 shares of common stock, (ii) 3% of our adjusted average common shares outstanding used to calculate fully diluted earnings per share as reported in our annual financial statements for the preceding year and (iii) a lesser amount approved by the board of directors.

Proposal

In April 2003, subject to stockholder approval, the board of directors amended and restated the Plan solely to add limitations on the number of shares that may be granted to any single employee in any single fiscal year. Under the Plan, as amended and restated, no more than 750,000 shares of our common stock may be awarded in the aggregate to any one optionee in any single fiscal year; provided, however, that an employee may receive options to purchase up to 1,000,000 shares in the first year of that employee’s employment with WatchGuard or our subsidiaries. The board directed that we submit the material terms of the Plan, as amended and restated, to our stockholders for reapproval for purposes of Section 162(m) of the Code. The proposed form of the Plan is attached to this proxy statement as Appendix A. The material terms of the Plan, as amended and restated, are described below under the heading “Summary of the Plan.”

Approval for Section 162(m) Purposes.     We are asking our stockholders to reapprove the material terms of the Plan, which are unchanged from the material terms of the Plan currently in effect, except that we have added to the Plan limitations on the number of shares that may be granted under the Plan to any single employee in any single fiscal year. Section 162(m) of the Code requires us to obtain stockholder reapproval of the material terms of the Plan, including the new grant limitations, to preserve federal corporate income tax deductions for compensation in excess of $1 million that may be paid to our executive officers in any single fiscal year.

Under Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our executive officers to the extent that any of these persons receive more than $1 million in compensation in any single fiscal year. This compensation includes cash compensation, income arising from the exercise of NSOs and disqualifying dispositions of ISOs. We may, however, deduct such compensation for federal income tax purposes, even if it exceeds the $1 million limit, if the compensation qualifies as “performance-based” compensation under Section 162(m). Options granted under the Plan are generally designed to qualify as performance-based compensation within the meaning of Section 162(m). For these options to continue to qualify as performance-based compensation, our stockholders must reapprove the material terms of the Plan, as amended and restated to include the new grant limitations.

We believe that we must retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in our industry. The board of directors believes that, if competitive forces motivate us to offer compensation in excess of $1 million to our executive officers, the ability to deduct such compensation for federal income tax purposes would be in WatchGuard’s best interests and those of our stockholders.

If our stockholders do not reapprove the Plan, as amended and restated, the Plan would continue to exist in its current form, and we would continue to make grants to our executive officers under the Plan. We would lose the ability, however, to deduct certain “performance-based” compensation derived from option grants under the Plan for federal income tax purposes.

Summary of the Plan

Eligibility to Receive Options.    Options may be granted under the Plan to those employees, directors and officers of WatchGuard and our subsidiaries that the plan administrator from time to time selects. Options may also be issued to consultants, agents, advisors and independent contractors who provide services to WatchGuard or our subsidiaries. Approximately 346 employees, officers, directors and consultants are currently eligible to participate in the Plan.

Shares Subject to the Plan.    As of April 1, 2003, 2,769,626 shares of common stock were available for grant under the Plan. In addition, under the terms of the Plan, the pool of shares issuable under the Plan will increase annually by the number of shares equal to the least of (i) 750,000 shares of common stock, (ii) 3% of our adjusted average common shares outstanding used to calculate fully diluted earnings per share as reported in our annual financial statements for the preceding year and (iii) a lesser amount approved by the board of directors. Shares issued under the Plan will be drawn from authorized but unissued shares of common stock or shares that we now hold or subsequently acquire.

Subject to adjustment as provided in the Plan and to the extent required for compliance with Section 162(m) of the Code, no more than 750,000 shares of our common stock may be awarded in the aggregate to any one optionee in any single fiscal year; provided, however, that an employee may receive options to purchase up to 1,000,000 shares in the first year of that employee’s employment with WatchGuard or our subsidiaries.

Any shares of our common stock that subsequently cease to be subject to an option granted under the Plan (other than because of exercise of that option) will again be available for issuance in connection with future grants of options under the Plan.

Administration.    The board or a committee appointed by the board and consisting of at least two members of the board will administer the Plan. The plan administrator will have the authority to determine all matters relating to options under the Plan, including the persons to whom options are granted, the type of options, the number of shares of common stock subject to an option, all terms, conditions, restrictions and limitations of options and the terms of any instrument that evidences an option. The plan administrator will also have the exclusive authority to interpret the Plan and may from time to time adopt or change rules and regulations of general application for administering the Plan.

Options.    Options granted under the Plan may be either ISOs or NSOs. The exercise price will be as determined by the plan administrator, but for all ISOs granted under the Plan the exercise price will not be less than 100% of the fair market value of our common stock on the date of grant. “Fair market value,” for purposes of the Plan, means the average of the high and low per share sales prices for our common stock on the date of grant, as reported by the Nasdaq National Market. On April 1, 2003, the average of the high and low per share sales prices for our common stock was $6.04.

The plan administrator will have broad discretion to determine the terms and conditions under which options are exercisable. If not established by the plan administrator, the term of an option will be ten years from the date of grant.

The exercise price may be paid in cash or by check, or, unless the plan administrator determines otherwise at any time, by any combination of (a) cash or check, (b) tendering shares of our common stock that have been held for at least six months and have a fair market value equal to the aggregate exercise price of the option or (c) delivery of a properly executed exercise notice, together with irrevocable instructions, to a broker.

Each option will be exercisable according to a vesting schedule determined by the plan administrator. If no vesting schedule is contained in the instrument evidencing the option, the option will become exercisable over four years, with 25% of the grant to be exercisable 12 months from the date of grant and an additional 2.0833% of the grant to be exercisable each additional month thereafter. The plan administrator will also determine the circumstances under which an option will be exercisable in the event the optionee ceases to be employed by or provide services to us or one of our subsidiaries. If these circumstances are not established by the plan administrator, an option generally will be exercisable for one year after termination of services as a result of death, disability or retirement and for three months after all other terminations, but in no event later than the remaining term of the option. An option will terminate automatically if the optionee’s services are terminated for “cause,” as that term is defined in the Plan.

Transferability.    Unless the plan administrator determines otherwise in its sole discretion, and except to the extent permitted by Section 422 of the Code, no option will be assignable or otherwise transferable by the optionee other than by will or the laws of descent and distribution and, during the optionee’s lifetime, the option may be exercised only by the optionee.

Corporate Transactions.    In the event of a “Corporate Transaction,” as that term is defined in the Plan, unless the option agreement provides otherwise, each option that is outstanding at that time shall automatically accelerate so that the option becomes 100% vested immediately before the effective date of the Corporate Transaction, except that the option will not accelerate if and to the extent that either (a) the option is to be assumed by the successor corporation or its parent or replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation or its parent or (b) following the Corporate Transaction, the option is to confer the right to purchase or receive, for each share of common stock subject to the option, the consideration to be received in the Corporate Transaction by holders of common stock. The determination of comparability under clause (a) above will be made by the plan administrator, whose determination will be conclusive and binding. All options will terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent they are assumed by the successor corporation. Any options that are assumed or replaced in a Corporate Transaction that is not a “Related Party Transaction” (as that term is defined in the Plan) and do not otherwise accelerate at that time will be accelerated in the event the optionee’s employment or services with the successor corporation subsequently terminates within two years following the Corporate Transaction, unless his or her employment or services are terminated by the successor corporation for “cause” or by the optionee voluntarily without “good reason” (as those terms are defined in the Plan). A “Corporate Transaction” is defined in the Plan to include consummation of (a) any merger or consolidation of WatchGuard with or into another corporation or (b) consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of our assets or outstanding securities, other than a transfer of our assets or securities to a majority-owned subsidiary. A “Related Party Transaction” means (a) a merger of WatchGuard in which the holders of our common stock immediately before the merger hold at least a majority of the shares of common stock in the surviving corporation immediately after the merger, (b) a mere reincorporation of WatchGuard or (c) a transaction undertaken for the sole purpose of creating a holding company.

Further Adjustment of Options.    If we split or consolidate shares or make any other similar capital adjustment of our common stock, we will proportionately adjust the number and kind of shares subject to the Plan, any outstanding options under the Plan and the option exercise prices.

Withholding.    We may require an optionee to pay to us any applicable withholding taxes that we are required to withhold with respect to the grant or exercise of any option. The withholding tax may be paid in cash or, subject to applicable law, the plan administrator may permit the optionee to satisfy such obligations by withholding or delivering shares of our common stock.

Amendment and Termination.    The Plan may be amended or terminated at any time by our board of directors. To the extent required by Section 422 of the Code or any applicable law or regulation, however, any amendment that would increase the number of shares available under the Plan, modify the class of persons eligible to receive options or otherwise require stockholder approval must be approved by our stockholders.

Federal Income Tax Consequences

The following paragraphs briefly describe the federal income tax consequences of the Plan to the optionee and to WatchGuard, based on current provisions of the Code. This summary does not address all possible tax aspects of transactions that may arise under the Plan, including foreign, state or local tax consequences. The tax laws and regulations are complex and are subject to legislative changes that could be applied retroactively, and circumstances peculiar to certain individuals may change the usual income tax results.

Option Grants.     Under present law and regulations, the optionee will not recognize income when the option is granted.

Exercise of NSOs.     When exercising an NSO, the optionee will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When the optionee sells the shares, he or she will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the optionee receives from the sale and the tax basis of the shares sold. If the optionee pays the option exercise price entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the option exercise price), and the holding period for the shares will begin on the day after the exercise date.

If the optionee uses already-owned shares of WatchGuard common stock to pay the option exercise price, in whole or in part, the Internal Revenue Service, or IRS, will not treat the sale as a taxable disposition of the already-owned shares, except under certain circumstances relating to already-owned shares received upon the exercise of ISOs, as described below. The optionee may carry over his or her tax basis and holding period for the already-owned shares to the equivalent number of shares he or she receives upon exercise. The tax basis of the additional shares the optionee receives upon exercise will be their fair market value on the exercise date (but not less than the amount of cash, if any, used to pay for the shares), and the holding period for the additional shares will begin on the day after the exercise date.

The NSO tax consequences described above also apply to an ISO that the optionee exercises more than three months after his or her termination of employment with WatchGuard or one of our subsidiaries (or more than 12 months after termination in the case of permanent and total disability, as defined in the Code).

Exercise of ISOs.    If the optionee exercises an ISO while he or she is employed by WatchGuard or one of our subsidiaries or within three months after his or her employment ends (12 months in the case of permanent and total disability), the optionee will recognize no income at the time of exercise. The optionee will, however, have income for alternative minimum income tax purposes at that time, as if the option were an NSO. If the optionee sells or exchanges the shares after the later of (a) one year from the date the optionee exercised the option and (b) two years from the grant date of the option, the transaction will be taxed as a long-term capital gain or loss on the difference between the amount the optionee received in the sale or exchange and the option exercise price. If the optionee disposes of the shares before these holding period requirements are satisfied, which will be considered a disqualifying disposition under the Code, then the optionee will recognize taxable ordinary income in the year of the disqualifying disposition equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or generally, if less, the excess of the amount realized on the sale of the shares over the option exercise price), and the optionee will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between (i) the amount the optionee received when he or she sold the shares and (ii) the option exercise price increased by the amount of ordinary income, if any, the optionee recognized.

We cannot be sure of the tax consequences of exercising an ISO by delivering already-owned shares of common stock. In proposed regulations, the IRS has taken the position that (a) except as described below, the optionee will recognize no income at the time of a stock-for-stock exercise, (b) to the extent the optionee acquires an equivalent number of shares, the optionee’s basis in the shares he or she acquires upon exercise is equal to his or her basis in the surrendered shares increased by any compensation income he or she recognized, (c) the optionee’s basis in any additional shares acquired upon such exercise is zero, and (d) the IRS will view a disqualifying disposition of the acquired shares within the one- or two-year period described above first as a disqualifying disposition of the shares with the lowest basis. Furthermore, if the optionee exercises an ISO by tendering already-owned shares for which the ISO holding period described above has not been satisfied at the time of exercise, the IRS will treat the transaction as a disqualifying disposition. The optionee will recognize compensation income and will be subject to other basis allocation and holding period requirements if the optionee makes a disqualifying disposition.

Tax Consequences to WatchGuard.    In the foregoing cases, we will be entitled to a deduction in the same amount as the optionee recognizes in ordinary income, subject to limitations on deductions for compensation contained in the Code.

New Plan Benefits

Reapproval of the Plan, including the new limitations on the number of shares that may be granted under the Plan to any single employee in any single fiscal year, will not affect any currently outstanding option awards or award opportunities. Because awards under the Plan are discretionary, we cannot determine at this time the size and the recipients of grants to be made under the Plan if the Plan is reapproved by our stockholders. Grants made under the Plan to our chief executive officer and our four other most highly compensated executive officers whose total compensation exceeded $100,000 in 2002 are reported in the Summary Compensation Table in the section below entitled “Executive Compensation,” and grants made under the Plan to our nonemployee directors are reported in the section above entitled “Proposal One: Election of Directors—Director Compensation.”

EXECUTIVE OFFICERS

Executive Officers

The following table lists the executive officers of WatchGuard as of April 1, 2003.

Name	Age	Position
James A. Cady	43	President and Chief Executive Officer
Steven N. Moore	45	Executive Vice President of Strategic Operations and Secretary
Michael E. McConnell	52	Senior Vice President, Chief Financial Officer and Treasurer
Jean Nassar	41	Senior Vice President of Marketing
Gary J. Franza	49	Senior Vice President of Worldwide Sales

James A. Cady’s and Steven N. Moore’s biographies are contained in the section above entitled “Proposal One: Election of Directors.”

Michael E. McConnell, 52, has served as senior vice president of WatchGuard since January 2001 and as chief financial officer and treasurer since October 2000. Mr. McConnell served as vice president of WatchGuard from October 2000 to January 2001 and as vice president of finance from May 1999 to October 2000. From January 1992 to May 1999, he served as chief financial officer of Cellular Technical Services Company, Inc., a wireless telecommunications company. Mr. McConnell holds a B.A. from California Polytechnic State University, San Luis Obispo.

Jean Nassar, 41, has served as senior vice president of marketing of WatchGuard since November 2001. From November 1999 to October 2000, he served as chief marketing officer of Collabria, a business-to-business e-hub company, and from October 1996 to October 1999, he served as vice president of worldwide marketing of Tektronix, a maker of color printers. Mr. Nassar holds a B.S. and an M.S. in civil engineering from Northeastern University.

Gary J. Franza, 49, has served as senior vice president of worldwide sales of WatchGuard since July 2001. From February 1999 to July 2001, he served as senior vice president of business development and product management of Insight Enterprises, Inc., a computer hardware and software marketing company, and from July 1997 to December 1998, he served as executive vice president and general manager of DVS, Inc., a developer and marketer of products and technologies for digital video. Mr. Franza holds a B.S. in transportation/logistics from the U.S. Merchant Marine Academy.

EXECUTIVE COMPENSATION

Compensation Summary

The following table lists all compensation earned during 2002, 2001 and 2000 by our chief executive officer and our four other most highly compensated executive officers whose total compensation exceeded $100,000 in 2002.

Summary Compensation Table

			Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year		Salary ($)	Bonus ($)		Securities Underlying Options (#)		All Other Compensation ($)
James A. Cady Chief Executive Officer and President	2002 2001	(1)	$300,000 137,500	$70,000 —		— 600,000		$	— 11,273	(2)

Steven N. Moore Executive Vice President of Strategic Operations and Secretary	2002 2001 2000		$200,000 200,000 191,667	$46,144 18,750 42,451		— — —			— — —

Michael E. McConnell Senior Vice President, Chief Financial Officer and Treasurer	2002 2001 2000	(3)	$195,834 175,000 141,942	$48,407 18,125 33,925		60,000 33,250 60,000	(4) (4)		— — —

Jean Nassar Senior Vice President of Marketing	2002 2001	(5)	$225,000 31,876	$89,799 16,667		— 250,000			— —

Gary J. Franza Senior Vice President of Worldwide Sales	2002 2001	(6)	$200,000 91,667	$163,192 105,553	(7) (7)	— 225,000			$14,970 19,266	(8) (8)

(1)	Mr. Cady joined WatchGuard and became president effective July 1, 2001. He became chief executive officer effective November 21, 2001. His 2001 compensation reflects a partial year of service.

(2)	All Other Compensation consists of amounts paid in 2001 as reimbursement for Mr. Cady’s relocation expenses.

(3)	Mr. McConnell became senior vice president effective January 9, 2001. His 2001 compensation reflects a partial year of service.

(4)	In 2002, we granted Mr. McConnell an option to purchase 10,000 shares of common stock and an option to purchase 50,000 shares of common stock in exchange for the cancellation of options to purchase 60,000 shares of common stock that we granted to Mr. McConnell in 2000.

(5)	Mr. Nassar joined WatchGuard and became senior vice president of marketing effective November 21, 2001. His 2001 compensation reflects a partial year of service.

(6)	Mr. Franza joined WatchGuard and became senior vice president of worldwide sales effective July 17, 2001. His 2001 compensation reflects a partial year of service.

(7)	Includes commissions paid in 2002 and 2001, respectively.

(8)	All Other Compensation consists of amounts paid in 2001 and 2002, respectively, as reimbursement for Mr. Franza’s relocation expenses.

Option Grants in 2002

The following table provides information regarding options we granted during 2002 to those individuals listed in the Summary Compensation Table above. The table includes the potential realizable value over the 10-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. The assumed rates of appreciation are prescribed by the SEC for illustrative purposes only and are not intended to forecast or predict future stock prices. Any actual gains on option exercises will depend on the future performance of our stock.

Option Grants in Last Fiscal Year

Individual Grants
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Last Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%($)	10%($)
James A. Cady	—		—	—	—	—	—
Steven N. Moore	—		—	—	—	—	—
Michael E. McConnell	50,000 10,000	(1) (2)	0.99 0.20%	$6.1255 $6.1255	2/2/12 2/2/12	$192,615 38,523	$488,124 97,625
Jean Nassar	—		—	—	—	—	—
Gary J. Franza	—		—	—	—	—	—

(1)	Represents an option granted in 2002 in exchange for the cancellation of an option to purchase 50,000 shares of common stock granted in 2000. The option vests and becomes exercisable as to 17,708 shares on February 2, 2002 and approximately 2% each month thereafter.

(2)	Represents an option granted in 2002 in exchange for the cancellation of an option to purchase 10,000 shares of common stock granted in 2000. The option vests and becomes exercisable as to 3,125 shares on February 2, 2002 and approximately 2% each month thereafter.

In 2002, we granted options to purchase an aggregate of 5,029,182 shares of our common stock to our employees, including the individuals listed in the Summary Compensation Table above. This number includes options to purchase 318,251 shares of common stock granted in April 2002 upon conversion of options assumed in our acquisition of RapidStream, Inc. and options to purchase 1,833,303 shares of common stock granted in February 2002 in exchange for options cancelled under our option exchange program. This number does not include options to purchase 150,000 shares of common stock that we granted in 2002 to our nonemployee directors. We granted all options under our stock option plans at exercise prices equal to or, in the case of holders of 10% or more of our outstanding stock, exceeding the fair market value of our common stock on the date of grant. No stock appreciation rights were granted during 2002.

Options Exercised in 2002 and Unexercised Options Held as of December 31, 2002

The following table provides information regarding options exercised and held by those individuals listed in the Summary Compensation table above, and the value of the options as of December 31, 2002. The value of unexercised in-the-money options is based on the closing price of our common stock on the Nasdaq National Market on December 31, 2002, which was $ 6.38 per share, net of the option exercise price.

Aggregated Option Exercises in 2002

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James A. Cady	—	—	198,334	401,666	—	—
Steven N. Moore	70,000	$349,790	35,000	5,000	—	—
Michael E. McConnell	—	—	144,531	59,757	$7,817	$6,254
Jean Nassar	—	—	67,708	182,292	—	—
Gary J. Franza	—	—	79,688	145,312	—	—

Exchange of Options

During 2001, we instituted an option exchange program, under which we offered to exchange all eligible options granted to employees, consultants or directors for replacement options. On August 1, 2001, we accepted for cancellation and exchange, options to purchase 2,106,347 shares of our common stock, which represented approximately 80.1% of the options eligible to be exchanged. We granted replacement options to purchase 1,833,303 shares of our common stock on February 2, 2002, which was six months and one day after the cancellation date. The exercise price of each replacement option, which was approximately $6.13, was the average of the high and low sales prices of our common stock on February 1, 2002. Except for the exercise price and the number of shares vested on the grant date, which equaled the number of shares that would have been vested under the original option had it not been cancelled, each replacement option had the same terms and conditions as the cancelled option.

The following table provides information regarding our cancellation and exchange of options previously granted to an executive officer who participated in our option exchange program. There have been no other exchanges or repricings of options held by executive officers in the last 10 years.

10-Year Option Repricings

Name	Date of Repricing(1)	Number of Securities Underlying Options Repriced or Amended	Market Price of Stock at Time of Repricing or Amendment($)	Exercise Price at Time of Repricing or Amendment($)	New Exercise Price($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
Michael E. McConnell	8/1/01 8/1/01	50,000 10,000	$11.00 11.00	$53.34 37.25	$6.13 6.13	9.04 years 9.22 years

(1)	Represents the cancellation date, which was August 1, 2001. The replacement options were granted on February 2, 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee of the board of directors has furnished the following report on compensation. The compensation committee, which is comprised of two nonemployee directors, reviews and approves the compensation and benefits for our executive officers, grants stock options to executive officers and nonemployees under our stock option plan and makes recommendations to the board of directors regarding these matters. The compensation committee considers both internally and externally generated information in determining compensation.

Compensation Philosophy

Our compensation policies are based on the belief that the interests of our executive officers should be closely aligned with those of our stockholders. Our compensation policies are designed to achieve the following objectives:

•	Offer compensation opportunities that attract highly qualified individuals, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term stockholder value.

•	Maintain a market-competitive compensation structure in line with corporate business objectives. The focus is weighted on incentive programs and based on results, as measured by quarterly, annual and long-term financial performance of WatchGuard.

•	Further our short- and long-term strategic goals and values by aligning executive compensation with business objectives and individual performance.

Compensation Program

Our compensation program has three major integrated components: base salary, annual bonus awards with limited quarterly draws and long-term incentives. We emphasize the award of stock options as long-term incentives to executive officers.

Base salary.    Base salary levels are determined annually by reviewing the skills, performance level and contribution to the business of individual executives.

Annual bonus awards with quarterly draws.    Annual bonus awards are based on the achievement of our annual financial goals. Participants may receive nonrefundable quarterly draws against a portion of their annual bonus upon the attainment in the applicable prior quarter of our corporate financial and strategic objectives, which are set on a quarterly basis.

Long-term incentives.    The compensation committee views stock options as an important part of our long-term, performance-based compensation program. The committee believes that stock ownership is an excellent vehicle for compensating our officers. We provide long-term incentives through grants under our 1996 Stock Incentive Compensation Plan, our 2000 Stock Option Plan and our 1999 Employee Stock Purchase Plan, the purpose of which is to create a direct link between executive compensation and increases in stockholder value. Stock options are granted at fair market value on the date of grant and vest in installments generally over four years. Thus, the value of our stockholders’ investment must appreciate before the optionee receives any financial benefit. Additionally, the executive must remain in our employ for the vesting period, which provides an incentive to remain in our employ. When determining option awards for an executive officer, the committee considers the executive’s current contribution to WatchGuard’s performance, his or her anticipated contribution to meeting our long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because an executive officer’s receipt of value under a stock option depends on an increase in the price of our common stock, this portion of the executive’s compensation is directly aligned with an increase in stockholder value. The committee believes that such stock plans align the interests of our executive officers with the long-term interests of our stockholders.

Chief Executive Officer Compensation

Mr. Cady’s compensation for 2002 was $370,000, based on an annual salary of $300,000 and a bonus of $70,000. In determining Mr. Cady’s base salary and bonus for 2002, the compensation committee considered Mr. Cady’s skills, his performance as chief executive officer and his individual contribution to WatchGuard’s business and the attainment of our corporate objectives.

Section 162(m) of the Internal Revenue Code of 1986 limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its chief executive officer or any other of its four most highly compensated executive officers. Compensation that qualifies as “performance-based,” however, is excluded from the $1 million limit. The committee does not presently expect total cash compensation payable to any individual executive to exceed the $1 million limit. In addition, the 1996 Stock Incentive Compensation Plan is designed to qualify as performance-based compensation that is fully deductible by us for income tax purposes. The committee will continue to monitor the compensation potentially payable under other aspects of compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, our compensation philosophy and the best interests of WatchGuard.

Compensation Committee

William J. Schroeder (Chairman)

Charles P. Waite, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management

We loaned Mr. Cady $150,000 under a promissory note dated August 24, 2001. Simple interest on the principal balance under the note accrues at a rate of 6% per year, payable annually on the anniversary date of the note. The outstanding principal balance and accrued and unpaid interest is payable on July 1, 2005 or 90 days after Mr. Cady’s employment with us terminates for any reason, whichever is earlier.

Termination and Change of Control Arrangements

Our offer letters to each of Messrs. Cady, Nassar and Franza provide for the receipt of specified benefits in the event that the executive’s employment is terminated within a specified time period or in the event of a change of control of WatchGuard. If, on or before July 1, 2003, Mr. Cady’s employment with us is terminated without cause or with good reason (as those terms are defined in the Plan), Mr. Cady will be paid $500,000 minus the fair value of the vested shares subject to his stock options, including the fair market value of any previously exercised shares, as of the date of his termination. If, on or before May 21, 2003, Mr. Nassar’s employment with us is terminated without cause or with good reason or WatchGuard is involved in a merger or consolidation with, or a sale or other transfer of all or substantially all of our assets or outstanding securities to, another corporation, and the change of control results in a substantial change in his employment, Mr. Nassar will receive a payment equal to four months of his annual compensation, and insurance benefits. If Mr. Franza’s employment with us is terminated without cause or with good reason on or before July 17, 2003, Mr. Franza will receive a payment equal to six months of his base salary.

In the event that WatchGuard is involved in a change-of-control transaction, 50% of the unvested options held by each of Messrs. Cady, Nassar and Franza will accelerate and vest on the effective date of the transaction, and the remaining unvested options will continue to vest on their original schedule. If the employment of Messrs. Cady, Nassar or Franza is then terminated without cause or with good reason (as those terms are defined in the Plan) within 24 months after the change-of-control transaction, the terminated executive will receive accelerated vesting on all of his unvested stock options. In addition, upon termination Mr. Cady will receive a cash severance payment equal to the sum of the base salary and any bonuses he received during the 12 months immediately preceding termination and continued participation in our health and medical plans for 12 months following termination.

The receipt of these benefits by the executives is conditioned on the execution of a severance agreement that includes a release of all claims against WatchGuard.

AUDIT COMMITTEE REPORT

The audit committee of our board of directors consists of three independent directors and operates under a written charter adopted by the board of directors. The members of the audit committee are Michael R. Hallman, John J. Todd (chairman) and Charles P. Waite, Jr.

Our management is responsible for our internal controls and the financial reporting process. Our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on its audit. The audit committee’s responsibility is to monitor and oversee the corporate reporting process and the internal and external audits of WatchGuard. In addition, the audit committee recommends to the full board of directors approval or termination of the independent auditors.

In 2002, the audit committee met and held discussions with management and our independent auditors. In addition, the members of the audit committee individually reviewed our consolidated financial statements before their filing with the SEC in our quarterly reports on Form 10-Q and annual report on Form 10-K. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee reviewed and discussed the consolidated financial statements with management and the independent auditors.

The audit committee discussed with the auditors the matters required to be discussed by the SEC’s Statement on Auditing Standards No. 61, “Communication with Audit Committees.” Our independent auditors also provided to the audit committee the written disclosure required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the audit committee Ernst & Young LLP’s independence.

Based on the audit committee’s discussion with management and the independent auditors, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

Audit Committee

Michael R. Hallman

John J. Todd (Chairman)

Charles P. Waite, Jr.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder return for WatchGuard, the Nasdaq Stock Market Index (U.S. companies) and the Nasdaq Computer and Data Processing Index. The graph shows the value, as of December 31, 2002, of $100 invested on July 30, 1999, the date of our initial public offering, in WatchGuard common stock, the Nasdaq Stock Market Index (U.S. companies) and the Nasdaq Computer and Data Processing Index.

Comparison of Cumulative Total Return Among WatchGuard Technologies, Inc., the

Nasdaq Stock Market Index (U.S. companies) and the Nasdaq Computer and Data Processing Index

	July 30, 1999	Dec. 31, 1999	Dec. 29, 2000	Dec. 31, 2001	Dec. 31, 2002
WatchGuard Technologies, Inc.	$100.00	$226.70	$261.80	$49.80	$48.90
Nasdaq Stock Market Index (U.S. companies)	100.00	154.10	93.00	73.80	51.00
Nasdaq Computer and Data Processing Index	100.00	186.50	85.80	69.10	47.70

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock outstanding as of April 1, 2003 by

•	each person or group that we know beneficially owns 5% or more of our common stock;

•	each of our directors;

•	each of the executive officers listed in the Summary Compensation Table above; and

•	all of our directors and executive officers as a group.

On April 1, 2003, we had 32,833,039 shares of common stock outstanding. To our knowledge, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned as of that date, except for Christopher G. Slatt, with respect to whom the information is as of December 31, 2002. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 1, 2003 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities listed below have sole voting and investment power with respect to all shares beneficially owned as of that date, subject to applicable community property laws. Unless otherwise indicated, the listed beneficial owners can be reached at our principal offices.

Name and Address	Number of Shares Beneficially Owned	Percentage of Shares of Common Stock Outstanding

Christopher G. Slatt (1)	2,371,596	7.22%

Michael R. Hallman (2)	44,588	*

William J. Schroeder (3)	14,444	*

John J. Todd (3)	14,444	*

Charles P. Waite, Jr. (4)	90,540	*

James A. Cady (5)	276,665	*

Steven N. Moore (6)	2,421,096	7.37

Michael E. McConnell (7)	185,771	*

Jean Nassar (8)	95,748	*

Gary J. Franza (3)	103,124	*

Directors and executive officers as a group (9 persons)(9)	3,246,420	9.66

*	Less than 1%.

(1)	The information in this table for Christopher G. Slatt is based solely on a Schedule 13G filed by Mr. Slatt with the SEC regarding his beneficial ownership of our common stock as of December 31, 2002. The address for Mr. Slatt is 14511 - 25th Avenue S.W., Burien, WA 98166.

(2)	Represents 3,200 shares held by a trust of which Mr. Hallman and his spouse are trustees and 41,388 shares subject to options exercisable on or within 60 days of April 1, 2003.

(3)	Represents options exercisable on or within 60 days of April 1, 2003.

(4)	Includes 1,508 shares held by trusts of which Mr. Waite is trustee and 42,499 shares subject to options exercisable on or within 60 days of April 1, 2003.

(5)	Includes 256,665 shares subject to options exercisable on or within 60 days of April 1, 2003.

(6)	Includes 300,000 shares held by Baja Investment Co. LLC and 39,166 shares subject to options exercisable on or within 60 days of April 1, 2003.

(7)	Includes 169,952 shares subject to options exercisable on or within 60 days of April 1, 2003.

(8)	Includes 93,748 shares subject to options exercisable on or within 60 days of April 1, 2003.

(9)	Includes 775,430 shares subject to options exercisable on or within 60 days of April 1, 2003.

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

The following table lists compensation plans, including individual compensation arrangements, under which equity securities are authorized for issuance as of December 31, 2002:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,566,244	(1)	$9.92	(2)	3,097,836	(3)
Equity compensation plans not approved by security holders(4)	5,278,514		$8.59		3,216,155
Total	7,844,758		$9.02		6,313,991

(1)	Includes 2,475,737 shares of common stock to be issued upon exercise of options outstanding under our 1996 Stock Incentive Compensation Plan at December 31, 2002. Also includes 90,507 shares of common stock issued under the 1999 Employee Stock Purchase Plan, or ESPP, on February 28, 2003, with respect to purchase rights accruing under the ESPP during the offering period that commenced on September 1, 2002 and ended on February 28, 2003.

(2)	Includes the weighted-average exercise price of options outstanding under our 1996 Stock Incentive Compensation Plan at December 31, 2002. Also includes the $4.3909 purchase price of 90,507 shares of common stock issued under the ESPP on February 28, 2003 with respect to purchase rights accruing under the ESPP during the offering period that commenced on September 1, 2002 and ended on February 28, 2003.

(3)	Includes 1,977,200 shares available for future issuance under the 1996 Stock Incentive Compensation Plan and 1,120,636 shares available for future issuance under the ESPP. The number of shares reserved for issuance under the 1996 Stock Incentive Compensation Plan is automatically increased on the first day of each fiscal year by an amount equal to the least of (a) 750,000 shares, (b) 3% of the average number of common shares outstanding used to calculate fully diluted earnings per share as reported in our annual financial statements for the preceding year and (c) an amount determined by our board of directors. The number of shares reserved for issuance under the ESPP is automatically increased on the first day of each fiscal year by an amount equal to the least of (a) 400,000 shares, (b) 1.5% of the average number of common shares outstanding used to calculate fully diluted earnings per share as reported in our annual financial statements for the preceding year and (c) an amount determined by the board of directors. See Note 5 of the Notes to Consolidated Financial Statements for the year ended December 31, 2002, included in our annual report on Form 10-K filed with the SEC, for more information regarding these equity compensation plans.

(4)	Includes common stock issuable under the 2000 Stock Option Plan, the Qiave Technologies Corporation 2000 Stock Option Plan and the RapidStream, Inc. 1998 Stock Option Plan. See Note 5 of the Notes to Consolidated Financial Statements for the year ended December 31, 2002, included in our annual report on Form 10-K filed with the SEC, for more information regarding these equity compensation plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and holders of 10% or more of our equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations require our executive officers, directors and 10%-or-greater stockholders to provide us with copies of all forms they file with the SEC under Section 16(a).

Based solely on our review of copies of the Section 16(a) forms we received, or written representations from reporting persons that no such forms were required for those persons, we believe that during 2002 our executive officers, directors and 10%-or-greater stockholders complied with all applicable filing requirements under Section 16(a).

INDEPENDENT AUDITORS

Ernst & Young LLP served as our independent auditors for the year ended December 31, 2002. The decision to engage Ernst & Young LLP was approved and recommended by our audit committee and approved by our board of directors. Representatives of Ernst & Young LLP are expected to attend the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

During the two fiscal years ended December 31, 2002, the aggregate fees for accounting services billed to WatchGuard were as follows:

Audit Fees.    The aggregate fees billed by Ernst & Young LLP for its audit of our consolidated financial statements for the year ended December 31, 2002 and for its review of our unaudited consolidated financial statements included in our quarterly reports on Form 10-Q for 2002 were $331,198. The aggregate fees billed by Ernst & Young LLP for its audit of our consolidated financial statements for the year ended December 31, 2001 and for its review of our unaudited consolidated financial statements included in our quarterly reports on Form 10-Q for 2001 were $234,616.

Audit-Related Fees.    The aggregate fees billed by Ernst & Young LLP in 2002 for assurance and related services related to the audit or review of our financial statements during 2002 were $1,942. There were no fees billed by Ernst & Young LLP in 2001 for assurance and related services related to the audit or review of our financial statements during 2001.

Tax Fees.    The aggregate fees billed by Ernst & Young LLP in 2002 for professional services rendered for tax compliance, tax advice and tax planning were $71,431. The aggregate fees billed by Ernst & Young LLP in 2001 for professional services rendered for tax compliance, tax advice and tax planning were $84,154.

All Other Fees.    The aggregate fees billed by Ernst & Young LLP in 2002 for professional services rendered in 2002 other than those described above were $13,147. Most of these fees were related to opening foreign offices. The aggregate fees billed by Ernst & Young LLP in 2001 for professional services rendered in 2001 other than those described above were $106,498. These fees were related to restructuring and opening foreign offices.

None of the hours Ernst & Young LLP expended in auditing our consolidated financial statements were provided by persons other than Ernst & Young LLP’s full-time permanent employees.

Our audit committee has considered the provision of these services to us by Ernst & Young LLP and has determined that Ernst & Young LLP’s rendering of these services was compatible with maintaining auditor independence.

OTHER BUSINESS

As of the date of this proxy statement, we do not intend to present, and are not aware that any other person intends to present, any matters for action at the annual meeting other than the matters specifically described in this proxy statement. If, however, other matters requiring the vote of the stockholders properly come before the annual meeting or any adjournments or postponements of the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to those matters.

PROPOSALS BY WATCHGUARD STOCKHOLDERS FOR 2004 ANNUAL MEETING

Under the SEC’s proxy rules and the applicable provisions of our bylaws, stockholder proposals that meet specified conditions may be included in our proxy statement and form of proxy for, and may be presented at, the 2004 annual meeting. Stockholders who intend to present a proposal at our 2004 annual meeting must give us notice of the proposal not later than January 6, 2004 for the proposal to be considered for inclusion in the proxy statement and form of proxy for that meeting. Stockholders that intend to present a proposal that will not be included in the proxy materials must give us notice of the proposal at least 60 but not more than 90 days before June 5, 2004, which is the one-year anniversary of the date of the 2003 annual meeting. If notice or public disclosure of the date of the 2004 annual meeting is given or made to the stockholders less than 60 days before the one-year anniversary of the date of the 2003 annual meeting, we must receive notice of the proposal not later than the tenth day following the day on which such notice of the meeting was mailed or such public disclosure was made. Because there are other requirements in the proxy rules, however, our timely receipt of any such proposal by a qualified stockholder will not guarantee the proposal’s inclusion in our proxy materials or its presentation at the 2004 annual meeting.

ANNUAL REPORT AND FORM 10-K

Copies of our annual report to stockholders for 2002 and our annual report on Form 10-K for the year ended December 31, 2002 are being mailed with this proxy statement to each stockholder of record. If you did not receive a copy of the annual report or the Form 10-K, you may obtain a copy (excluding exhibits) without charge by writing or calling Investor Relations, WatchGuard Technologies, Inc., 505 Fifth Avenue South, Suite 500, Seattle, Washington 98104, (206) 521-8340. Copies of the exhibits to the Form 10-K are available for a nominal fee.

Appendix A

WATCHGUARD TECHNOLOGIES, INC.

AMENDED AND RESTATED 1996 STOCK INCENTIVE COMPENSATION PLAN

As Amended and Restated as of April 21, 2003

SECTION 1.    PURPOSE

The purpose of this 1996 Stock Incentive Compensation Plan (the “Plan”) is to enhance the long-term stockholder value of WatchGuard Technologies, Inc., a Delaware corporation (the “Company”), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2 below) to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2.    DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1    Award

“Award” means an award or grant made to a Participant pursuant to the Plan, including awards or grants of Stock Awards, Incentive Stock Options or Nonqualified Stock Options or any combination of the foregoing.

2.2    Board

“Board” means the Board of Directors of the Company.

2.3    Cause

“Cause” means willful misconduct with respect to, or that is harmful to, the Company or any of its affiliates including, without limitation, dishonesty, fraud, unauthorized use or disclosure of confidential information or trade secrets or other misconduct (including, without limitation, conviction for a felony), in each case as reasonably determined by the Plan Administrator.

2.4    Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.5    Common Stock

“Common Stock” means the common stock, par value $.01 per share, of the Company.

2.6    Corporate Transaction

“Corporate Transaction” means either of the following events:

(a)	Consummation of any merger or consolidation of the Company with or into another corporation; or

(b)	Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets or outstanding securities, other than a transfer of the Company’s assets or securities to a majority-owned Subsidiary Corporation.

2.7    Disability

As used in the Plan, the term “Disability” refers to a mental or physical impairment of the Participant which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company and to be engaged in any substantial gainful activity.

2.8    Early Retirement

“Early Retirement” means retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.9    Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.10    Fair Market Value

“Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange, the average of the high and low per share sales prices for the Common Stock as reported in The Wall Street Journal for the New York Stock Exchange—Composite Transactions (or similar successor consolidated transactions report) for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.11    Good Reason

“Good Reason” means the occurrence of any of the following events or conditions and the failure of a Successor Corporation to cure such event or condition within 30 days after receipt of written notice from the Participant:

(a)	a change in the Holder’s status, title, position or responsibilities (including reporting responsibilities) that, in the Holder’s reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder’s reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder’s employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

(b)	a reduction in the Holder’s annual base salary;

(c)	the Successor Corporation’s requiring the Holder (without the Holder’s consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation’s business that is not materially greater than such travel requirements prior to the Corporate Transaction;

(d)	the Successor Corporation’s failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction (or as in effect following the Corporate Transaction, if greater);

(e)	any material breach by the Successor Corporation of its obligations to the Holder under the Plan or any substantially equivalent plan of the Successor Corporation; or

(f)	any purported termination of the Holder’s employment or service for Cause by the Company that does not comply with the terms of the Plan.

2.12    Grant Date

“Grant Date” means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

2.13    Holder

“Holder” means the Participant to whom an Award is granted or the personal representative of a Holder who has died.

2.14    Incentive Stock Option

“Incentive Stock Option” means an option to purchase Common Stock granted under Section 7 of the Plan with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.15    Nonqualified Stock Option

“Nonqualified Stock Option” means an option to purchase Common Stock granted under Section 7 of the Plan other than an Incentive Stock Option.

2.16    Option

“Option” means the right to purchase Common Stock granted under Section 7 of the Plan.

2.17    Participant

“Participant” means an individual who is a Holder of an Award or, as the context may require, any employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.18    Plan Administrator

“Plan Administrator” means the Board or any committee of the Board designated to administer the Plan under Section 3.1 of the Plan.

2.19    Related Party Transaction

“Related Party Transaction” means (a) a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the surviving corporation immediately after the merger, (b) a mere reincorporation of the Company or (c) a transaction undertaken for the sole purpose of creating a holding company.

2.20    Retirement

“Retirement” means retirement as of the individual’s normal retirement date under the Company’s 401(k) plan or other similar plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

2.21    Securities Act

“Securities Act” means the Securities Act of 1933, as amended.

2.22    “Stock Award”

“Stock Award” means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

2.23    Subsidiary

“Subsidiary,” except as expressly provided otherwise, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator.

2.24    Successor Corporation

“Successor Corporation” has the meaning given such term in Section 11.3.1.

SECTION 3.    ADMINISTRATION

3.1    Plan Administrator

The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) ”outside directors” as contemplated by Section 162(m) of the Code and (b) ”nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2    Administration and Interpretation by the Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

SECTION 4.    STOCK SUBJECT TO THE PLAN

4.1    Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 11.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be (1)

(a)	8,634,986 shares, plus

(b)

an annual increase to be added on the first day of the Company’s fiscal year beginning in 2000 equal to the lesser of (i) 750,000 shares and (ii) 3% of the adjusted average common shares outstanding of the Company

(1)	Reflects the 2:1 stock split effective as of May 26, 1999.

used to calculate fully diluted earnings per share as reported in the Company’s annual financial statements for the preceding fiscal year or (iii) a lesser amount determined by the Board; provided, however, that any shares from any increases in previous years that are not actually issued shall be added to the aggregate number of shares available for issuance under the Plan.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2    Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares), including, without limitation, in connection with the cancellation of an Award and the grant of a replacement Award, shall again be available for issuance in connection with future grants of Awards under the Plan.

SECTION 5.    ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services or other benefits to the Company or its Subsidiaries; provided, however, that such Participants render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6.    AWARDS

6.1    Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2    Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, cash payments, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The Plan Administrator may at any time offer to buy out, for a payment in cash or Common Stock, an Award previously granted based on such terms and conditions as the Plan Administrator shall establish and communicate to the Participant at the time such offer is made.

6.3    Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

SECTION 7.    AWARDS OF OPTIONS

7.1    Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2    Limits on Options

Subject to adjustment from time to time as provided in Section 11.1 of the Plan, no employee shall receive Options to purchase shares during any fiscal year covering in excess of 750,000 shares. Notwithstanding the foregoing limitation, an employee may receive options to purchase up to 1,000,000 shares in the first year of such employee’s employment with the Company.

7.3    Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options.

7.4    Term of Options

The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.5    Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Optionee’s Continuous Employment or Service With the Company or Its Subsidiaries From the Grant Date	Percent of Total Option That Is Exercisable
After 12 months	25%

Each additional month thereafter	2.0833%

After 4 years	100%

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5 of the Plan. The Plan Administrator may determine that an Option may not be exercised as to less than a reasonable number of shares at any one time.

7.6    Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of

(a)	cash or check;

(b)	tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

(c)	if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

(d)	such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of a full-recourse promissory note, (ii) the payment by the Participant of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a loan obtained by the Participant from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.

7.7    Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. In case of termination of the Holder’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only: (a) within one year if the termination of the Holder’s employment or services are coincident with Retirement, Early Retirement at the Company’s request or Disability or (b) within three months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder’s employment or services is for any reason other than Retirement, Early Retirement at the Company’s request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder’s death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder’s death, by the personal representative of the Holder’s estate entitled thereto at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. In case of termination of the Holder’s employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder’s employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder’s rights under any Option likewise shall be suspended during the period of investigation.

A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. Unless the Plan Administrator determines otherwise, a leave of absence approved in accordance with Company procedures shall not be considered a termination of employment or services, except that with respect to Incentive Stock Options such leave of absence shall be subject to any requirements of Section 422 of the Code.

SECTION 8.    INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1    Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2    10% Stockholders

If a Participant owns 10% or more of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years.

For purposes of this Section 8.2, in determining stock ownership, an employee shall be deemed to own the shares owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase shares of the Company, the shares subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 8.2, shares owned by an employee shall include all shares actually issued and outstanding immediately before the grant of the Incentive Stock Option to the employee.

8.3    Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3 of the Plan, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4    Term

The term of an Incentive Stock Option shall not exceed 10 years.

8.5    Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after termination of employment for reasons other than death or Disability, (b) more than one year after termination of employment by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6    Taxation of Incentive Stock Option

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the date of grant of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7    Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

SECTION 9.    STOCK AWARDS

9.1    Grant of Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

9.2    Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3    Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 10.    ASSIGNABILITY

Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Holder and may not be made subject to attachment or similar proceedings other than by will or by the applicable laws of descent and distribution, and during the Holder’s lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 11.    ADJUSTMENTS

11.1    Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 11.1 but shall be governed by Sections 11.2 and 11.3, respectively.

11.2    Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, the Plan Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Plan Administrator in its discretion may permit a Participant to exercise an Option until 10 days prior to such transaction with respect to all vested and exercisable shares of Common Stock covered thereby and with respect to such number of unvested shares as the Plan Administrator shall determine. In addition, the Plan Administrator may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of shares as the Plan Administrator shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Stock Award has not been waived by the Plan Administrator, the Stock Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

11.3    Corporate Transaction

11.3.1    Options

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, each outstanding Option shall be assumed or continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume, continue or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the shares of Common Stock subject thereto, including shares as to which the Option would not otherwise be vested or exercisable. If an Option shall become fully vested and exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a specified time period after the date of such notice, and the Option shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Corporate Transaction. For purposes of this Section 11.3.1, the Option shall be considered assumed if, following the Corporate Transaction, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option, immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor

Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. All Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

11.3.2    Stock Awards

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, the vesting of shares subject to Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Corporate Transaction. If unvested Options are to be assumed, continued or substituted by a Successor Corporation without acceleration upon the occurrence of a Corporate Transaction, the forfeiture provisions to which such Stock Awards are subject shall continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares subject to Stock Awards.

11.3.3    Acceleration Upon Termination of Employment

Any such Awards that are assumed or replaced in the Corporate Transaction, other than a Related Party Transaction, and do not otherwise accelerate at that time shall be accelerated in the event the Holder’s employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason.

11.4    Further Adjustment of Awards

Without limiting the preceding Sections 11.2 and 11.3 of the Plan, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.5    Limitations

The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 12.    WITHHOLDING OF TAXES

The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal tax withholding rate) or (c) by transferring to the Company shares of Common Stock (already owned by the Participant for such period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award (up to the minimum required federal tax withholding rate) or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

SECTION 13.    AMENDMENT AND TERMINATION OF PLAN

13.1    Amendment of Plan

The Plan may be amended by the stockholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) materially modify the class of persons eligible to receive Awards, (c) materially increase the benefits accruing to Participants under the Plan, or (d) otherwise require stockholder approval under any applicable law or regulation.

13.2    Termination of Plan

The Company’s stockholders or the Board may suspend or terminate the Plan at any time. Unless sooner terminated as provided herein, the Plan shall terminate on May 26, 2009.

13.3    Consent of Holder

The amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment made to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 11 shall not be subject to these restrictions.

SECTION 14.    MARKET STANDOFF

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company’s officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. The limitations of this Section 14 shall in all events terminate two years after the effective date of the Company’s initial public offering. Holders of shares issued pursuant to an Award granted under the Plan shall be subject to the market standoff provisions of this Section 14 only if the officers and directors of the Company are also subject to similar arrangements.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 14, to the same extent the purchased shares are at such time covered by such provisions.

In order to enforce the limitations of this Section 14, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

SECTION 15.    GENERAL

15.1    Notification

The Plan Administrator shall promptly notify a Participant of an Award, and a written grant shall promptly be executed and delivered by or on behalf of the Company that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

15.2    Continued Employment or Services; Rights in Awards

Neither the Plan, participation in the Plan as a Participant nor any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or a Subsidiary or limit the Company’s or a Subsidiary’s right to terminate the employment or services of the Participant at any time, with or without Cause.

15.3    Registration; Certificates for Shares

The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act or register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

15.4    No Rights as a Stockholder

No Option or Stock Award denominated in units shall entitle the Holder to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Awards.

15.5    Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

15.6    Participants in Foreign Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

15.7    No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.8    Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.9    Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

SECTON 16.    EFFECTIVE DATE

The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within 12 months of such adoption or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of the Company’s stockholders after adoption of the Plan by the Board.

Adopted by the Board on March 7, 1996 and approved by the Company’s stockholders on March 7, 1996. Adjustments made due to the Company’s reincorporation in Delaware on May 5, 1997 and to the Company’s name change on August 7, 1997. Plan amended and restated by the Board on May 26, 1999 and approved by the Company’s stockholders on May 27, 1999. Plan amended and restated by the Board on April 21, 2003 and approved by the Company’s stockholders on June 5, 2003.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

Date of Adoption/ Amendment/ Adjustment	Section	Effect of Amendment	Date of Stockholder Approval
Sept. 27, 1996	4.1	increase plan pool from 450,000 to 1,500,000 shares	Sept. 27, 1996

March 30, 1997	4.1	increase plan pool from 1,500,000 to 2,500,000 shares	March 30, 1997

May 7, 1997		Conform to Delaware corporate law	N/A

May 15, 1997	4.1	increase plan pool from 2,500,000 to 3,867,493 shares	Aug. 4, 1997

May 26, 1999	Plan amended and restated		May 27, 1999

April 21, 2003	Plan amended and restated	Add limitations on number of shares that may be granted to any single optionee in any single fiscal year

WATCHGUARD TECHNOLOGIES, INC.

This proxy is solicited by WatchGuard’s board of directors for the

Annual Meeting of Stockholders to be held on June 5, 2003

The undersigned hereby appoint(s) James A. Cady and Michael E. McConnell, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of WatchGuard Technologies, Inc. held of record by the undersigned on April 8,2003 at WatchGuard’s Annual Meeting of Stockholders, to be held at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington, at 9:00 a.m. local time on June 5, 2003, with authority to vote on the matter listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

IMPORTANT– PLEASE COMPLETE, DATE AND SIGN ON THE

OTHER SIDE

é FOLD AND DETACH HERE é

Please mark your vote as indicated	☒

The board of directors recommends a vote “FOR” the nominees in Proposal 1.					The board of directors recommends a vote “FOR” Proposal 2.

			FOR the Nominees	WITHHOLD AUTHORITY to vote for the Nominees			FOR	AGAINST	ABSTAIN
(1)	ELECTION OF DIRECTORS: TWO CLASS 3 DIRECTORS		☐	☐	(2)	REAPPROVAL OF WATCHGUARD’S 1996 STOCK INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED	☐	☐	☐
	Nominee:	01. Ellen M. Hancock
02. Steven N. Moore
WITHHOLD for the following only: (write the name of the nominee in the space below)

Unless otherwise directed, all votes will be apportioned equally between those persons for whom authority is given to vote.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

☐	I plan to attend the annual meeting.

Please sign exactly as our name appears on your share certificate(s). Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

Signature(s)	Date

é FOLD AND DETACH HERE é